UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2022
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Crawfords Corner Road, Suite 2416	Holmdel	,	NJ	,	07733
(Address of Principal Executive Offices)					(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VG	Nasdaq Global Select Market

Introduction

On July 21, 2022 (the “Closing Date”), Vonage Holdings Corp., a Delaware corporation (the “Company”), completed its previously announced merger (the “Merger”) with Telefonaktiebolaget LM Ericsson (publ), an entity organized and existing under the laws of Sweden (“Parent”), and Ericsson Muon Holding Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 22, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). The Company merged with and into Merger Sub with the Company surviving the Merger as an indirect wholly-owned subsidiary of Parent (“Surviving Corporation”). Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement. The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 22, 2021 and incorporated herein by reference.

Item 1.01     Entry into a Material Definitive Agreement.

On the Closing Date, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into the first supplemental indenture, dated as of July 21, 2022 (the “First Supplemental Indenture”), to the indenture, dated as of June 14, 2019, by and between the Company and the Trustee (the “Base Indenture” and, together with the First Supplemental Indenture, the “Convertible Notes Indenture”), relating to the Company’s 1.75% Convertible Senior Notes due 2024 (the “Convertible Notes”).

As a result of the Merger, and pursuant to the First Supplemental Indenture, from and after the Effective Time (as defined in the Merger Agreement), the right to convert each $1,000 principal amount of Convertible Notes into Shares (as defined below) has been changed to a right to convert such principal amount of Convertible Notes solely into a number of units of Reference Property (as defined in the Convertible Notes Indenture) in an aggregate amount equal to the conversion rate in effect on the applicable conversion date (subject to any adjustments applicable pursuant to the Convertible Notes Indenture) multiplied by the price paid per Share in the Merger, or $21.00. This Current Report on Form 8-K does not constitute an offer or solicitation with respect to any securities.

The foregoing descriptions of the Base Indenture and First Supplemental Indenture and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the Base Indenture and Supplemental Indenture. A copy of the Base Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 14, 2019 and a copy of the Supplemental Indenture is filed as Exhibit 4.1 hereto. The Base Indenture and First Supplemental Indenture are incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Termination of the Credit Agreement

On the Closing Date, in connection with the consummation of the Merger, the Company terminated and repaid in full all outstanding obligations due under the Second Amended and Restated Credit Agreement, dated as of July 31, 2018, by and among the Company, Vonage America LLC, a Delaware limited liability company (formerly, Vonage America Inc.), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Termination of Capped Call Transactions

On June 11, 2019, in connection with the offering of the Convertible Notes, the Company entered into capped call transactions (the “Base Capped Call Transactions”) with each of Bank of America, N.A., Deutsche Bank AG, London Branch and Morgan Stanley & Co. LLC (each a “Capped Call Counterparty” and, collectively, the “Capped Call Counterparties”). On June 14, 2019, the Company entered into additional capped call transactions with the Capped Call Counterparties (the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”).

In connection with the Merger, the Company entered into a termination agreement with each Capped Call Counterparty pursuant to which the Capped Call Transactions with such Capped Call Counterparty terminated upon the closing of the Merger in exchange for an agreed-upon cash payment from such Capped Call Counterparty payable on the Closing Date.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, at the Effective Time, each share of common stock, par value $0.001 per share, of the Company (collectively, the “Shares” and each a “Share”), issued and outstanding immediately prior to the Effective Time (other than (i) Shares owned by Parent or Merger Sub or any of their respective subsidiaries, (ii) Shares owned by the Company as treasury stock, (iii) Shares held by stockholders who did not vote in favor of the adoption of the Merger Agreement (as may be amended) and who have properly exercised appraisal rights in respect of such Shares in accordance with Section 262 of the Delaware General Corporation Law, and (iv) shares of restricted stock issued to certain officers in connection with the settlement of certain restricted stock units and performance restricted stock units (such restricted shares, the “Restricted Shares”)), was cancelled and converted into the right to receive $21.00 per Share in cash, without interest (the “Merger Consideration”).

In addition, at the Effective Time, unless otherwise mutually agreed by Parent and the Company, or by Parent and the applicable holder, after consultation with the Company, each option to purchase Shares (a “Company Option”) that was granted under the Company’s 2006 Stock Incentive Plan, the Company’s Amended and Restated 2015 Equity Incentive Plan and the Nexmo Inc. 2011 Stock Plan (collectively, the “Company Stock Plans”) and was outstanding as of immediately prior to the Effective Time, whether vested or unvested, (i) if the per Share exercise price of such Company Option was equal to or greater than the Merger Consideration, such Company Option was terminated and cancelled, without any consideration being paid in respect thereof, and has no further force or effect and (ii) if the per Share exercise price of such Company Option was less than the Merger Consideration, such Company Option was terminated and cancelled in exchange for the right to receive a lump sum cash payment in the amount equal to (A) the number of Shares underlying the Company Option immediately prior to the Effective Time, multiplied by (B) an amount equal to the Merger Consideration minus the applicable exercise price.

Each restricted stock unit that was subject to only time-based vesting conditions (a “Restricted Stock Unit”) that was granted under the Company Stock Plans and was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was, unless otherwise mutually agreed by Parent and the Company, or by Parent and the applicable holder, after consultation with the Company, terminated and cancelled in exchange for: (i) with respect to Restricted Stock Units that vested in accordance with their terms on or prior to the Effective Time but had not yet been paid, the right to receive a lump sum cash payment in the amount equal to (A) the number of Shares underlying such Restricted Stock Unit, multiplied by (B) the Merger Consideration; and (ii) with respect to all other Restricted Stock Units, a new cash-based award representing the right to receive an unvested amount in cash equal to (A) the number of Shares underlying such Restricted Stock Unit, multiplied by (B) the Merger Consideration, vesting, subject to the continued employment of the former holder of such Restricted Stock Unit with Parent and its Affiliates (including the Surviving Corporation), on the same vesting schedule (including with respect to any terms providing for acceleration of vesting) and otherwise on substantially the same terms as the corresponding Restricted Stock Unit, except as otherwise provided for in the Merger Agreement.

Each performance restricted stock unit that was subject to performance-based vesting conditions (a “Performance Restricted Stock Unit”) that was granted under the Company Stock Plans and was outstanding immediately prior to the Effective Time, whether vested or unvested, was, unless otherwise mutually agreed by Parent and the Company, or by Parent and the applicable holder, after consultation with the Company, terminated and cancelled in exchange for: (i) with respect to Performance Restricted Stock Units with a performance period that ended on or prior to the Effective Time, the right to receive a lump sum cash payment in the amount equal to (A) the number of Shares subject to such Performance Restricted Stock Unit that vested based on the actual level of achievement under the awards, multiplied by (B) the Merger Consideration; and (ii) with respect to all other Performance Restricted Stock Units, a new cash-based award representing the right to receive an unvested amount in cash equal to (A) the number of Shares subject to such Performance Restricted Stock Unit that would vest based on the actual level of achievement as of the Effective Time compared against pro-rated performance measures as of the Effective Time, multiplied by (B) the Merger Consideration, vesting, subject to the continued employment of the former holder of such Performance Restricted Stock Unit with Parent and its Affiliates (including the Surviving Corporation), on the same time-based vesting schedule (including with respect to any terms providing for acceleration of vesting) and otherwise on substantially the same terms as the corresponding Performance Restricted Stock Unit, except as otherwise provided for in the Merger Agreement.

Each Restricted Share that was outstanding immediately prior to the Effective Time was terminated and cancelled in exchange for a cash-based award representing the right to receive an unvested amount in cash equal to (A) the number of Restricted Shares multiplied by (B) the Merger Consideration, vesting, subject to the continued employment of the former holder of such Restricted Shares with Parent and its Affiliates (including the Surviving Corporation), on the same vesting schedule (including with respect to any terms providing for acceleration of vesting) and otherwise on substantially the same terms as the corresponding Restricted Shares, except as otherwise provided for in the Merger Agreement.

In addition, as a result of the Merger and pursuant to the terms of an amendment (“Amendment No. 1”) to the Tax Benefits Preservation Plan, dated as of June 7, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC (the “Preservation Plan”), as of immediately prior to the Effective Time, the Rights (as defined in the Preservation Plan) have expired. A copy of Amendment No. 1 was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on November 22, 2021 and a copy of the Preservation Plan was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 8 2012. Amendment No. 1 and the Preservation Plan are incorporated herein by reference.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 22, 2021.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The NASDAQ Global Select Market (“NASDAQ”) on the Closing Date that the Certificate of Merger had been filed with the State of Delaware and that the Merger has been consummated. The Company requested that NASDAQ delist its Shares on the Closing Date, and as a result, trading of the Shares on NASDAQ was suspended prior to the opening of NASDAQ on the Closing Date. The Company also requested that NASDAQ file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of its Shares from NASDAQ and the deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03     Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, at the Effective Time, holders of Shares immediately before the Effective Time ceased to have any rights as stockholders in the Company (other than their rights, if such right exists, to receive the Merger Consideration pursuant to the Merger Agreement).

Item 5.01     Changes in Control of Company.

The information set forth in the Introduction and under Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly-owned subsidiary of Parent. The transaction resulted in the payment of approximately $6.2 billion in aggregate Merger Consideration, which was funded by Parent’s cash on hand.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, pursuant to the terms of the Merger Agreement, Jeffrey Citron, Carolyn Katz, John Roberts, Hamid Akhavan, Michael McConnell, Priscilla Hung, Jan Hauser, Tien Tzuo, and Steve Ward, each a director of the Company as of immediately prior to the Effective Time, ceased to be a director of the Surviving Company. At the Effective Time, pursuant to the terms of the Merger Agreement, Börje Ekholm, Carl Mellander, Erik Ekudden, Rory Read and Scott Dresser became directors of the Surviving Corporation.

Effective upon completion of the Merger, all of the incumbent officers of the Company as of immediately prior to the effectiveness of the Merger remained in place as officers of the Surviving Corporation.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger, on the Closing Date, the Company filed with the Secretary of State of the State of Delaware the Certificate of Merger relating to the Merger. At the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 and incorporated herein by reference. In addition, at the Effective Time, Merger Sub’s bylaws as in effect immediately prior to the Merger became the bylaws of the Company (the “Amended and Restated Bylaws”). A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 and incorporated herein by reference.

Item 8.01     Other Events.

On the Closing Date, the Company issued a press release announcing that the closing of the Merger and the delisting of the Shares from NASDAQ constituted a Fundamental Change and Make-Whole Fundamental Change (each as defined in the Convertible Notes Indenture). A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

The information in this item 8.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

EXHIBIT INDEX

2.1
Agreement and Plan of Merger, dated as of November 22, 2021, by and among Vonage Holdings Corp., Telefonaktiebolaget LM Ericsson (publ), and Ericsson Muon Holding Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 22, 2021

3.1	Amended and Restated Certificate of Incorporation of Vonage Holdings Corp., dated as of July 21, 2022

3.2	Amended and Restated Bylaws of Vonage Holdings Corp., dated as of July 21, 2022

4.1	First Supplemental Indenture, dated as of July 21, 2022, by and among Vonage Holdings Corp. and Wilmington Trust, National Association, as trustee

99.1	Press Release, dated as of July 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	July 21, 2022	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer